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                                                                EXHIBIT 23.2


        CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Selected Historical Consolidated Financial Data of IVAC" and "Experts" and to the use of our report dated February 28, 1994, with respect to the financial statements of IVAC Corporation included in the Registration Statement on Form S-4 and related Prospectus of IVAC Holdings, Inc. for the registration of $200,000,000 of Senior Subordinated Notes due 2006.


                                               /s/ Ernst & Young LLP

                                               ERNST & YOUNG LLP


San Diego, California
December 19, 1996